Exhibit 99.1

Medifast, Inc. Announces Appointment of New Chief Financial Officer

OWINGS MILLS, Md., January 7, 2013 – Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven, portion-controlled weight-loss products and programs, today announced the appointment of Timothy G. Robinson as Chief Financial Officer, effective February 1, 2013. Mr. Robinson will replace Joseph Kelleman who has been serving as the Company's Chief Financial Officer on an interim basis since December 2012. Mr. Kelleman will continue in his role as Director of Finance – Supply Chain.

Mr. Robinson brings over 25 years of diverse management experience in finance, accounting, and business operations. Most recently, he held the position of Vice President, Business Operations for Canon Business Solutions, Inc. from 2008 – 2013, where he served as a key member of the executive team for this national office products subsidiary of Canon U.S.A. While in this role, Mr. Robinson led a 450 person organization, managed several business acquisitions that strengthened the Company’s U.S. presence, and was an executive member of the integration team that formed the over $1 billion Canon Solutions America, Inc. business. From 1995 to 2008, Mr. Robinson was Vice President, Finance & Administration for Canon Business Solutions-East, Inc. where he directed all financial and administrative functions including accounting, budgeting, financial reporting and analysis, credit and collections, IT, logistics, customer service, contracts administration, general affairs and real estate operations for the Eastern regions of the U.S.

"We are excited to have Tim join Medifast given his significant financial and accounting experience and believe his ability to develop and implement new financial processes and systems will create the financial platform needed to support our future growth initiatives," commented Mr. Michael C. MacDonald, Medifast’s Chairman and Chief Executive Officer.

"I am extremely excited to join Medifast given its industry leading position and strong long-term growth potential," stated Mr. Robinson. "I look forward to working with the Medifast team to drive future growth and profitability and further position the Company as a leading manufacturer and provider of weight-loss products and programs."

Mr. Robinson was Controller of Dupli-Fax, Inc. from 1989 to 1995 and was a Senior Emerging Business Consultant for Deloitte & Touche from 1985 to 1989. Mr. Robinson received his Bachelor of Science degree in accounting from Villanova University and is a Certified Public Accountant.

About Medifast

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven, portion-controlled weight-loss program. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Health Coaches and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:
Katie Turner (646) 277-1228 Katie.turner@icrinc.com

Media Contact:
Alecia Pulman (203) 682-8224 apulman@icrinc.com